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                                                                               .
                                                                               .
                                                                               .
                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER


--------------------------------------------------------------------------------
RIDER SECTION 1.                              DEFINITIONS
--------------------------------------------------------------------------------
1.1  WHAT ARE THE MOST COMMONLY        BENEFIT ALLOCATION MODEL -- one or more
     USED TERMS AND WHAT DO            specific investment options or purchase
     THEY MEAN?                        payment allocation models that we will
                                       use to provide the guarantee described by
                                       this rider. The benefit allocation model
                                       selected is shown on the Rider Data Page.

                                       BENEFIT BASIS -- the value that
                                       determines the guaranteed annual
                                       withdrawal amount. It will be reduced if an excess withdrawal occurs and the withdrawal(s) during a rider year are more than the guaranteed annual withdrawal amount. See Rider Section 6.2.

                                       EXCESS WITHDRAWAL -- a withdrawal that
                                       either by itself or when added to all
                                       other withdrawals during a rider year,
                                       exceeds the guaranteed annual withdrawal amount or the guaranteed annual lifetime withdrawal amount. See Rider Section 6.1.

                                       GUARANTEED ANNUAL LIFETIME WITHDRAWAL
                                       AMOUNT -- The guaranteed maximum lifetime amount available to be withdrawn each rider year on or after the first rider anniversary, while the annuitant is alive. It is equal to zero until the first rider anniversary. Thereafter, it is determined by multiplying the current lifetime benefit basis by the annual lifetime withdrawal benefit percentage shown on the rider data page.

                                       GUARANTEED ANNUAL WITHDRAWAL AMOUNT - The guaranteed maximum amount available to be withdrawn each rider year on or after the first rider anniversary, until the total amount withdrawn equals the benefit basis. It is equal to zero until the first rider anniversary. Thereafter, it is determined by multiplying the current benefit basis by the annual withdrawal benefit percentage shown on the rider data page.

                                       GUARANTEED WITHDRAWAL -- specified annual withdrawal(s) that can be taken each rider year regardless of your contract value.

                                       LIFETIME BENEFIT BASIS - the value used
                                       to determine the guaranteed annual
                                       lifetime withdrawal amount. It will be
                                       reduced if an excess withdrawal occurs
                                       and the withdrawal(s) during a rider year are more than the guaranteed annual lifetime withdrawal amount. See Rider
                                       Section 6.3.

                                       REMAINING WITHDRAWAL AMOUNT -- the total remaining amount that may be withdrawn under the annual withdrawal benefit option. Initially it is equal to the benefit basis and liftetime benefit basis. Generally it is then reduced dollar for dollar by the amount of each withdrawal. However, an excess withdrawal will result in an adjustment to the remaining withdrawal amount. See Rider
                                       Section 6.

                                       RIDER ANNIVERSARY -- the same day and
                                       month as the rider issue date for each
                                       year this rider remains in force.

                                       RIDER ISSUE DATE -- the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

                                       RIDER YEAR -- any twelve-month period
                                       beginning on a rider issue date or rider anniversary and ending one day before the next rider anniversary.

                                       WINDOW PERIOD -- the period of time that additional purchase payment(s) made may be included in the benefit basis. The window period, if any, is shown on the Rider Data Page.

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
--------------------------------------------------------------------------------
RIDER SECTION 2.                               GENERAL INFORMATION
-------------------------------------------------------------------------------
2.1  WHAT IS OUR AGREEMENT WITH        Our agreement with you includes this
     YOU?                              rider as a part of the contract to which
                                       it is attached. The provisions of the
                                       contract apply to this rider unless they
                                       conflict with the rider. If there is a
                                       conflict, the rider provision will apply.
                                       The issue date for this rider is shown on
                                       the Rider Data Page.

                                       We promise to provide the benefits
                                       described in this rider as long as the
                                       contract and this rider are in force and all the terms and conditions of this rider are met.

2.2  WHAT ARE THE BENEFITS             This rider provides for a guaranteed
     PROVIDED BY THIS RIDER?           minimum withdrawal benefit as described
                                       in this rider.


2.3  WHEN WILL THIS RIDER              You may terminate this rider on any date
     TERMINATE?                        following the expiration of the minimum
                                       charge period. The minimum charge period
                                       is shown on the Rider Data Page.

                                       This rider will automatically terminate
                                       on the earliest of:

                                          a.)  the date the remaining withdrawal
                                               amount is reduced to zero and
                                               there are no further guaranteed
                                               withdrawals allowed under the
                                               annual lifetime benefit option;

                                          b.)  the payout date;

                                          c.)  the date due proof of death of
                                               the annuitant is received;

                                          d.)  the date there is a change of
                                               annuitant for any reason; or

                                          e.)  the date you surrender your
                                               contract.

                                       In order to provide the guarantee
                                       described by this rider, we require use
                                       of an available benefit allocation model for your contract value and for allocation of your net purchase payments.
                                       If you elect to discontinue using an
                                       available benefit allocation model:

                                          a.)  this rider will automatically
                                               terminate on the later of:

                                               1.) the last day of the minimum
                                                   charge period as shown on the
                                                   Rider Data Page;

                                               2.) the date your contract value
                                                   is transferred to an
                                                   investment option other than
                                                   an available benefit
                                                   allocation model; or

                                               3.) the date of change in
                                                   allocation of net purchase
                                                   payments to an investment
                                                   option other than an
                                                   available benefit allocation
                                                   model; and

                                          b.)  the benefit basis and lifetime
                                               benefit basis will be reduced to
                                               zero as of the date of the
                                               transfer or change in allocation;
                                               and

                                          c.)  you can not step-up the benefit
                                               basis and lifetime benefit basis
                                               as described in Rider Section
                                               5.8.

--------------------------------------------------------------------------------
RIDER SECTION 3.                                   RIDER CHARGES
--------------------------------------------------------------------------------

3.1  IS THERE A CHARGE FOR THIS        There is an annual charge for this rider.
     RIDER?                            The annual charge is determined by
                                       multiplying the current rider charge
                                       (shown on the Rider Data Page) by the
                                       average monthly contract value for the
                                       prior year. The average monthly contract
                                       value is equal to the sum of each monthly
                                       contract value (the contract value as of
                                       the same day of the month as the contract
                                       issue date) divided by the number of
                                       months.


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

                                       The current rider charge is guaranteed
                                       not change for the duration of the
                                       benefit. If you elect to step-up your
                                       benefit basis and lifetime benefit basis, the rider charge will equal the percentage that is charged for newly issued riders. If we are no longer issuing this rider, then the charge will be set by the company. In no event will the charge exceed the maximum rider charge shown on the Rider Data Page.

                                       During the accumulation period, this
                                       charge will be deducted pro-rata from
                                       your contract value on each contract
                                       anniversary.

                                       The rider charge will be deducted upon
                                       full surrender of the contract,
                                       termination of the rider after expiration of the minimum charge period, payment of death proceeds or selection of a payout option, if not on a contract anniversary.
                                       The charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

--------------------------------------------------------------------------------
RIDER SECTION 4.                            PURCHASE PAYMENTS AND TRANSFERS
--------------------------------------------------------------------------------

4.1  ARE THERE ALLOCATION              We require that net purchase payment(s)
     LIMITATIONS FOR THIS              be allocated to an available benefit
     BENEFIT?                          allocation model for the duration of this
                                       benefit.

                                       The benefit allocation model selected as of the rider issue date is shown on the Rider Data Page. Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                          a.)  add benefit allocation models
                                               without prior notice;

                                          b.)  remove or substitute benefit
                                               allocation models; and

                                          c.)  substitute investment options
                                               within an available benefit
                                               allocation model.

                                       You will be notified in advance of any
                                       substitution, removal or change to a
                                       benefit allocation model that you
                                       selected.

                                       You may change the allocation of
                                       subsequent net purchase payments to one
                                       of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                                       If you change the allocation of
                                       subsequent net purchase payments to an
                                       investment option other than an available benefit allocation model:

                                          a.)  your benefit basis and lifetime
                                               benefit basis will be reduced to
                                               zero as of the date of the change
                                               in allocation; and

                                          b.)  this rider will terminate. See
                                               Rider Section 2.3.

4.2  HOW WILL ADDITIONAL               Additional purchase payments will
     PURCHASE PAYMENTS MADE            increase your benefit basis and lifetime
     TO YOUR CONTRACT AFFECT           benefit basis, subject to the following
     THE BENEFIT BASIS                 requirements:
     AND LIFETIME BENEFIT
     BASIS?
                                          a.)  we must receive any additional
                                               purchase payments during the
                                               window period shown on the Rider
                                               Data Page; and

                                          b.)  your benefit basis and lifetime
                                               benefit basis increase is limited
                                               to the maximum window purchase
                                               payment amount shown on the Rider
                                               Data Page.

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

                                       Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your benefit basis or lifetime benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your benefit basis or lifetime benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your benefit basis and lifetime benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

4.3  CAN CONTRACT VALUE BE             You may transfer your contract value to
     TRANSFERRED?                      any benefit allocation model that we make
                                       available.

                                       If you elect to transfer your contract
                                       value to an investment option other than an available benefit allocation model:

                                          a.)  your benefit basis and lifetime
                                               benefit basis will be reduced to
                                               zero as of the date of transfer;
                                               and

                                          b.)  this rider will terminate. See
                                               Rider Section 2.3.

--------------------------------------------------------------------------------
RIDER SECTION 5                         GUARANTEED MINIMUM WITHDRAWAL BENEFIT
--------------------------------------------------------------------------------

5.1  WHAT IS THE GUARANTEED            The guaranteed minimum withdrawal benefit
     MINIMUM WITHDRAWAL                guarantees that you may take guaranteed
     BENEFIT?                          withdrawals regardless of your contract
                                       value.

                                       There are 2 withdrawal options available under this rider. You may make guaranteed withdrawals under the annual withdrawal benefit option as described in Rider
                                       Section 5.3 or under the lifetime annual withdrawal benefit option as described in Rider Section 5.4. Generally, you may switch from one withdrawal option to the other and prior notification to us is not required. Rather, the actual amount of the withdrawal(s) during a rider year will determine which of the withdrawal options is applicable for that rider year. However, if guaranteed withdrawals under this rider continue past your anticipated income payout date, or cause your contract value to be reduced to zero, you must choose the withdrawal option and withdrawal amount for any remaining guaranteed withdrawals. See
                                       Rider Sections 5.5 and 5.6.

                                       Withdrawals under this rider are also
                                       partial withdrawals under the contract to which this rider is attached.

5.2  WHEN CAN GUARANTEED               You may begin making guaranteed
     WITHDRAWALS BE MADE?              withdrawals under this rider at any time
                                       on or after your first rider anniversary.

                                       Any partial withdrawal prior to the first rider anniversary is an excess withdrawal under this rider. Because the guaranteed annual withdrawal amount and guaranteed annual lifetime withdrawal amount are equal to zero prior to the first rider anniversary, any partial withdrawal during the first rider year, regardless of the amount, will result in an adjustment to your benefit basis, lifetime benefit basis and remaining withdrawal amount. See Rider Section 6.2.
                                       An excess withdrawal on or after the
                                       first rider anniversary may also result
                                       in an adjustment to the benefit basis,
                                       lifetime benefit basis and remaining
                                       withdrawal amount as described in Rider
                                       Section 6.

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

5.3  WHAT AMOUNT CAN BE                If you intend to make guaranteed
     WITHDRAWN UNDER THE               withdrawals under the annual withdrawal
     ANNUAL WITHDRAWAL                 benefit option, you can withdraw up to
     BENEFIT OPTION?                   the guaranteed annual withdrawal amount
                                       each rider year, on or after the first
                                       rider anniversary, until the remaining
                                       withdrawal amount is reduced to zero. For
                                       example, if your benefit basis is equal
                                       to $100,000 and the annual withdrawal
                                       percentage is 7%, the guaranteed annual
                                       withdrawal amount is $7,000 as of your
                                       first rider anniversary. You may withdraw
                                       that amount in rider years 2 through 15
                                       with a final withdrawal of $2,000 in
                                       rider year 16.

                                       If you withdraw no more than the
                                       guaranteed annual withdrawal amount each rider year (beginning on or after your first anniversary), the remaining withdrawal amount will be reduced dollar for dollar by the amount of each withdrawal until it is zero. However, if you withdraw more than the guaranteed annual withdrawal amount during a rider year (an excess withdrawal), the remaining withdrawal amount, benefit basis and lifetime benefit basis will be adjusted and the guaranteed annual withdrawal amount and guaranteed annual lifetime withdrawal amount will be reduced. See Rider Section 6.2. If you make a withdrawal before your first rider anniversary, adjustments will also be made that affect the guaranteed withdrawals that can be made under this rider. See Rider Section 5.2.

5.4  WHAT AMOUNT CAN BE                If you intend to make guaranteed
     WITHDRAWN UNDER                   withdrawals under the annual lifetime
     THE ANNUAL LIFE                   benefit option, you can withdraw up to
     TIME BENEFIT OPTION?              the guaranteed annual lifetime withdrawal
                                       amount each rider year, on or after the
                                       first rider anniversary, while the
                                       annuitant is living. For example, if your
                                       benefit basis is equal to $100,000 and
                                       the annual withdrawal percentage is 4%,
                                       the guaranteed maximum amount is equal to
                                       $4,000 as of your first rider
                                       anniversary. You may withdraw that amount
                                       for as long as the annuitant is living.

                                       If you withdraw no more than the
                                       guaranteed annual lifetime withdrawal
                                       amount each rider year (beginning on or
                                       after your first rider anniversary), the remaining withdrawal amount will be reduced dollar for dollar. However, if you withdraw more than the guaranteed annual lifetime withdrawal amount (an excess withdrawal), but less than the guaranteed annual withdrawal amount during a rider year, the lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced. If the withdrawal is also more than the guaranteed annual withdrawal amount, the remaining withdrawal amount and benefit basis will be adjusted, and the guaranteed annual withdrawal amount will also be reduced. See Rider Section
                                       6.3. If you make a withdrawal before your first rider anniversary, adjustments will also be made that affect the guaranteed withdrawals that can be made under this rider. See Rider Section 5.2.

5.5  WHAT HAPPENS IF A                 If a guaranteed withdrawal under the
     GUARANTEED WITHDRAWAL             terms of this rider causes your contract
     CAUSES YOUR CONTRACT              value to be equal to or less than zero:
     VALUE TO BE EQUAL OR LESS
     THAN ZERO?                           a.)  you must elect to receive any
                                               remaining guaranteed withdrawals
                                               under either the annual
                                               withdrawal benefit option or the
                                               annual lifetime benefit option;

                                          b.)  once an election is made for the
                                               remaining guaranteed withdrawals,
                                               the withdrawal amount and
                                               withdrawal option can not be
                                               changed;

                                          c.)  the accumulation period under
                                               your contract will end and the
                                               payout period will automatically
                                               begin;

                                          d.)  the remaining guaranteed
                                               withdrawals under the terms of
                                               this rider will occur under an
                                               income option that we make
                                               available for that purpose; and

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

                                          e.)  all other riders, if any, will
                                               terminate.

5.6  WHAT HAPPENS IF A                 If guaranteed withdrawals under the terms
     GUARANTEED WITHDRAWALS            of this rider continue past the
     CONTINUE PAST THE                 anticipated income payout date (the
     ANTICIPATED INCOME PAYOUT         contract anniversary following the
     DATE?                             annuitant's 85th birthday or 10 years
                                       from the contract issue date, if later):

                                          a.)  you must elect to receive any
                                               remaining guaranteed withdrawals
                                               under either the annual
                                               withdrawal benefit option or the
                                               annual lifetime benefit option;

                                          b.)  once an election is made for the
                                               remaining guaranteed withdrawals,
                                               the withdrawal amount and
                                               withdrawal option can not be
                                               changed;

                                          c.)  we may not accept any additional
                                               purchase payments;

                                          d.)  your income payout date will be
                                               extended; and

                                          e.)  all other riders, if any, will
                                               terminate.

5.7  HOW ARE THE BENEFIT BASIS         The benefit basis and lifetime benefit
     AND LIFETIME BENEFIT BASIS        basis as of the rider issue date are
     DETERMINED?                       shown on the Rider Data Page.

                                       If this rider was issued at the same time the contract was issued, the benefit basis and lifetime benefit basis are equal to:

                                          a.)  your initial purchase payment;
                                               plus

                                          b.)  any purchase payment(s) received
                                               during the window period (up to
                                               the maximum window purchase
                                               payment allowed as shown on the
                                               Rider Data Page).

                                          However, if an excess withdrawal
                                          occurs, your benefit base and/or
                                          lifetime benefit base will be adjusted
                                          as described in Rider Section 6.

                                       If the rider issue date is other than the contract issue date, the benefit basis and lifetime benefit basis are equal to your contract value as of the rider issue date. However, if an excess withdrawal occurs, your benefit base and/or lifetime benefit base will be adjusted as described in Rider Section 6.

                                       Transfers and changes in allocation to an investment option other than an available benefit allocation model will reduce your benefit basis and lifetime benefit basis to zero as of the date of transfer or change in allocation and will result in termination of this rider. See Rider
                                       Section 2.3.

5.8  CAN YOU STEP-UP THE               You have the option to step-up the
     BENEFIT BASIS AND                 benefit basis and lifetime benefit basis
     LIFETIME BENEFIT BASIS            to equal the current contract value. This
     TO EQUAL THE CURRENT              step-up option is available as of the
     CONTRACT VALUE?                   rider anniversary that coincides with the
                                       fifth (5th) rider year for the current
                                       benefit provided:

                                          a.)  you have not taken any
                                               withdrawals since the start date
                                               for the current benefit;

                                          b.)  your contract value is greater
                                               than zero;

                                          c.)  your contract value is greater
                                               than the benefit basis as of the
                                               step-up date;

                                          d.)  the annuitant is age 85 or
                                               younger as of the step up date;
                                               and

                                          e.)  your written request to step-up
                                               the benefit basis and lifetime
                                               benefit basis is received in the
                                               home office at least thirty (30)
                                               days prior to the end of the
                                               fifth (5th) rider year for the
                                               current benefit.

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


                                       If the step-up is elected:

                                          a.)  the start date for the new
                                               benefit is equal to the step-up
                                               date;

                                          b.)  the benefit basis and lifetime
                                               benefit basis will be adjusted to
                                               be equal to your contract value
                                               as of the step-up date; and

                                          c.)  the minimum charge period will
                                               start over as of the step-up
                                               date.

                                       The rider charge for the new benefit may
                                       differ from the prior rider charge but
                                       will not exceed the maximum rider charge
                                       shown on the Rider Data Page. See Rider
                                       Section 3.1. We will send a new Rider
                                       Data page to you with the information
                                       that is applicable to the new benefit.
--------------------------------------------------------------------------------
RIDER SECTION 6                                EXCESS WITHDRAWALS
--------------------------------------------------------------------------------
6.1  WHEN IS A WITHDRAWAL AN           A withdrawal is an excess withdrawal if:
     EXCESS WITHDRAWAL?


                                          a.)  the amount withdrawn during a
                                               rider year exceeds the guaranteed
                                               annual withdrawal amount or the
                                               guaranteed annual lifetime annual
                                               withdrawal amount; or

                                          b.)  the amount withdrawn, when added
                                               to prior withdrawals during a
                                               rider year, exceeds the
                                               guaranteed annual withdrawal
                                               amount or the guaranteed annual
                                               lifetime annual withdrawal
                                               amount.

                                       Any partial withdrawal prior to your
                                       first rider anniversary is an excess
                                       withdrawal.  See Rider Section 5.2.

6.2  WHAT HAPPENS IF AN                If an excess withdrawal occurs and the
     EXCESS WITHDRAWAL OCCURS          withdrawal(s) during a rider year are
     AND THE WITHDRAWAL(s) ARE         more than the current guaranteed annual
     MORE THAN THE GUARANTEED          withdrawal amount the following
     ANNUAL WITHDRAWAL AMOUNT?         adjustments will be made:

                                          a.)  the remaining withdrawal amount
                                               will be reduced to equal the
                                               lesser of:

                                               1.)   the contract value
                                                     immediately following the
                                                     withdrawal; or

                                               2.)   the previous remaining
                                                     withdrawal amount reduced
                                                     dollar for dollar by the
                                                     amount of the withdrawal;
                                                     and

                                          b.)  the benefit basis will be reset
                                               to equal the lesser of:

                                               1.)   the contract value
                                                     immediately following the
                                                     withdrawal; or

                                               2.)   the previous benefit basis
                                                     reduced dollar for dollar
                                                     by the amount of the
                                                     withdrawal; and

                                          c.)  the lifetime benefit basis will
                                               be reset to equal the lesser of:

                                               1.)   the contract value
                                                     immediately following the
                                                     withdrawal; or

                                               2.)   the previous lifetime
                                                     benefit basis reduced
                                                     dollar for dollar by:

                                                     i.) the total of all
                                                         withdrawals to date
                                                         during the current
                                                         rider year, if prior
                                                         withdrawals were made
                                                         during the rider year
                                                         that were not excess
                                                         withdrawals; otherwise

                                                     ii.)the amount of the
                                                         withdrawal.

                                       If the resulting benefit basis is reduced as a result of the withdrawal, the guaranteed annual withdrawal amount will also be recalculated and reduced. If the resulting lifetime benefit basis is reduced as a result of the withdrawal, the guaranteed annual lifetime withdrawal amount will also be recalculated and reduced.


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

6.3 WHAT HAPPENS IF AN                 If an excess withdrawal occurs and the
    EXCESS WITHDRAWAL                  withdrawal(s) during a rider year are
    OCCURS AND THE                     more than the current guaranteed annual
    WITHDRAWAL(s) ARE MORE             lifetime withdrawal amount but less than
    THAN THE GUARANTEED                the current guaranteed annual withdrawal
    ANNUAL LIFETIME                    amount the following adjustments will be
    WITHDRAWAL AMOUNT?                 amount the following adjustments will be
                                       made:

                                          a.)  the remaining withdrawal amount
                                               will be reduced dollar for dollar
                                               by the amount of the withdrawal;
                                               and

                                          b.)  the lifetime benefit basis will
                                               be reset to equal the lesser of:

                                               1.)   the contract value
                                                     immediately following the
                                                     withdrawal; or

                                               2.)   the previous lifetime
                                                     benefit basis reduced
                                                     dollar for dollar by:

                                                     i.)  the total of all
                                                          withdrawals to date
                                                          during the current
                                                          rider year, if prior
                                                          withdrawals were made
                                                          during the rider year
                                                          that were not excess
                                                          withdrawals; otherwise

                                                     ii.) the amount of the
                                                          withdrawal.

                                       If the resulting lifetime benefit basis
                                       is reduced as a result of the withdrawal, the guaranteed annual lifetime withdrawal amount will also be recalculated and reduced.

                                       If an excess withdrawal is more than the current guaranteed annual lifetime withdrawal amount and is also more than the current guaranteed annual withdrawal amount the adjustment described in Rider
                                       Section 6.2 will apply.


CUNA Mutual Life Insurance Company
     A Mutual Insurance Company

/s/ Jeff Post

     President

================================================================================
                    RIDER DATA PAGE                    CONTRACT NUMBER: 12345678
================================================================================

                      GUARANTEED MINIMUM WITHDRAWAL BENEFIT

ANNUITANT(S)                                           ANNUITANT(S) ISSUE AGE(S)
------------                                           -------------------------
[John Doe]                                             [35]

OWNER(S)                                               RIDER ISSUE DATE
--------------                                         ----------------
[John Doe]                                             [September 15, 2005]

STEP-UP DATE:  [N/A or Step-Up Date]

BENEFIT BASIS AND LIFETIME BENEFIT BASIS:  [$100,000]

WINDOW PERIOD:  [September 15, 2005 -- September 15, 2006]

MAXIMUM WINDOW PURCHASE PAYMENT:  [$200,000]

CURRENT RIDER CHARGE:  [0.50%]

MAXIMUM RIDER CHARGE:   [1.00%]

MINIMUM CHARGE PERIOD:  [September 15, 2005 -- September 15, 2012]

ANNUAL WITHDRAWAL BENEFIT PERCENTAGE:   [7%]

ANNUAL LIFETIME WITHDRAWAL BENEFIT PERCENTAGE:   [4% or 5%]

BENEFIT ALLOCATION MODEL:       100%  Balanced Fund


                                 Conservative 7-14 Years
                                         60%   Bond
                                         20%   Growth and Income Stock
                                          5%   Multi-Cap Growth Stock
                                         10%   High Income
                                          5%   Mid-Cap Stock


                                 Conservative 15+ Years
                                        40%    Bond
                                        30%    Growth and Income Stock
                                         5%    Multi-Cap Growth Stock
                                         5%    International Stock
                                        10%    High Income
                                         5%    Capital Appreciation Stock
                                         5%    Mid-Cap Stock


                                 Moderate 7-14 Years
                                        40%    Bond
                                        20%    Growth and Income Stock
                                         5%    Multi-Cap Growth Stock
                                         5%    International Stock
                                        10%    Mid-Cap Stock
                                        10%    High Income
                                        10%    Capital Appreciation Stock